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                                                                     EXHIBIT 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       QUANTUM BRIDGE COMMUNICATIONS, INC.

     QUANTUM BRIDGE COMMUNICATIONS, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY that:

     1. The name of the corporation was originally MetroWeb Technologies, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 22, 1998. On November 18, 1998, the Corporation filed a Certificate of Designation with the Secretary of State of the State of Delaware and on January 14, 1999 the Corporation filed an Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name to Quantum Bridge Communications, Inc. On August 18, 1999, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and on December 23, 1999, the Corporation filed an Amendment to its Amended and Restated Certificate of Incorporation.

     2. This Second Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing). The resolution setting forth the Second Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:    That the Amended and Restated Certificate of Incorporation of the
             Corporation, as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

     FIRST. The name of the Corporation is: Quantum Bridge Communications, Inc.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

Development, manufacture, marketing and sales of telecommunications equipment and engagement in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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     FOURTH. The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 64,000,000 shares, consisting of
(i) 46,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 18,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). Of the 18,000,000 shares of authorized Preferred Stock, 6,250,000 shares shall be designated and known as "Series A Convertible Preferred Stock", 3,056,000 shares shall be designated and known as "Series B Convertible Preferred Stock" and 7,579,449 shares shall be designated and known as "Series C Convertible Preferred Stock."

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

     1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.  PREFERRED STOCK.

     1. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue

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the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. SERIES A CONVERTIBLE PREFERRED STOCK, SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES C CONVERTIBLE PREFERRED STOCK.

     1. The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the "Series Preferred Stock") shall have the following rights and preferences:

     2. VOTING. Except as may be otherwise provided in these terms of Preferred Stock or by law, the Series Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Series Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series Preferred Stock is then convertible.

     3. DIVIDENDS. The holders of Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, quarterly dividends at the rate per annum of (i) $0.08 per share (subject to equitable adjustment for any stock dividend, subdivision, combination, reclassification or other event affecting the number of outstanding shares of Series A Preferred Stock) as to shares of Series A Convertible Preferred Stock, (ii) $0.42 per share (subject to equitable adjustment for any stock dividend, subdivision, combination, reclassification or other event affecting the number of outstanding shares of Series B Preferred Stock) as to shares of Series B Convertible Preferred Stock, and (iii) $1.0824 per share (subject to equitable adjustment for any stock dividend, subdivision, combination, reclassification or other event affecting the number of outstanding shares of Series C Preferred Stock) as to shares of Series C Convertible Preferred Stock (collectively, the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. All Accruing Dividends paid pursuant to this Section 3 on shares of Series Preferred Stock shall rank pari passu, and no class of Series Preferred Stock shall receive, either paid or declared, any Accruing Dividends pursuant to this Section 3 exclusive of the other class. The Corporation shall not declare or pay any cash dividends on

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shares of Common Stock until the holders of the Series Preferred Stock then outstanding shall have first received, or simultaneously receive, a cash dividend on each outstanding share of Series Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series Preferred Stock is then convertible.

     4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series Preferred Stock, to be paid an amount equal to the greater of (i) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 6 immediately prior to any such liquidation, dissolution or winding up of the Corporation and (ii) the Original Issue Price per share (appropriately adjusted for stock splits, stock dividends and the like) plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". The amounts payable pursuant to sections (i) and (ii) above shall be paid to the holders in cash or Marketable Securities at the holders election, or, if the holders elect, in some other form of consideration. "Marketable Securities" means (a) securities listed on a national exchange or quoted on the NASDAQ National Market System, (b) investment grade securities, (c) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof, (d) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (e) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (f) money market accounts or funds with or issued by Qualified Issuers. "Qualified Issuer" means (a) any lender that is a party to any Credit Agreement, and (b) any commercial bank (i) which has capital stock and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc. The Original Issue Price for the Series A Convertible Preferred Stock is $1.00 per share, the Original Issue Price for the Series B Convertible Preferred Stock is $5.2356 per share and the Original Issue Price for the Series C Convertible Preferred Stock is $13.53 per share. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series Preferred Stock shall be insufficient to permit payment in full to the holders of Series Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series Preferred Stock in accordance with the preferential amounts each series is otherwise entitled to receive. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series Preferred Stock shall have been paid in full the Liquidation Preference Payments (if applicable), the remaining net assets of the Corporation available for distribution

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shall be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), or the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock shall rank pari passu with each other and the Common Stock shall rank on liquidation junior to the Series Preferred Stock.

     5. RESTRICTIONS. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Second Amended and Restated Certificate of Incorporation (the "Charter"), and in addition to any other vote required by law or the Charter, without the approval of (a) the holders of at least two-thirds of the then outstanding shares of Series Preferred Stock, consenting or voting (as the case may be) together as a single class, and (b) and the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock, in each case, given in writing or by vote at a meeting, the Corporation will not:

         5A. Create or authorize the creation of any additional class or series of shares of stock ranking senior to any Series Preferred Stock as to redemption, or dividends or as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of any additional class or series of shares of stock ranking senior to any Series Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of any class or series of stock ranking senior to any Series Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Charter or by merger, consolidation or otherwise;

         5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

         5C. Amend, alter or repeal the Charter or the Corporation's By-Laws in a manner adverse to holders of the Series Preferred Stock provided, however, that notwithstanding any other provisions herein, the creation or authorization of any shares of capital stock on a parity with or junior to any Series Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding-up of the corporation shall not require approval of the holders of the Series Preferred Stock;

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         5D. Declare, purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than preferred stock of the Corporation in accordance with the terms of such preferred stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock (i) from employees or former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares or (ii) pursuant to a right of first refusal contained in an option agreement with any employee or former employee pursuant to the terms thereof or a restricted stock agreement with any employee or former employee pursuant to the terms thereof; or

         5E. Redeem or otherwise acquire any shares of capital stock or convertible securities except as expressly authorized in paragraph 7 hereof or as contemplated in paragraph 5D hereof.

Notwithstanding the foregoing, no vote or consent will be required pursuant to this paragraph 5: (i) by the holders of Series A Convertible Preferred Stock as of the first date on which less than 2,000,000 shares of Series A Convertible Preferred Stock are outstanding (appropriately adjusted for stock splits, stock dividends and the like), (ii) by the holders of Series B Convertible Preferred Stock as of the first date on which less than 1,000,000 shares of the Series B Convertible Preferred Stock are outstanding (appropriately adjusted for stock splits, stock dividends and the like), and (iii) by the holders of Series C Convertible Preferred Stock as of the first date on which less than 2,600,000 shares of Series C Preferred Stock are outstanding (appropriately adjusted for stock splits, stock dividends and the like), and the two-thirds vote requirement set forth above shall only apply to the class or classes of Preferred Stock actually voting or consenting, as the case may be.

     6. CONVERSIONS. The holders of shares of Series Preferred Stock shall have the following conversion rights:

         6A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the third full business day immediately preceding the date fixed for payment of the amount distributable on the Series Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained (a) in the case of Series A Convertible Preferred Stock, by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $1.00 and (ii) dividing the result by the conversion price of $.50 per share or, in case an adjustment of such price has taken place after April 6, 2000 pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"), or (b) in the case of Series B Convertible Preferred Stock, by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $5.2356 and
(ii) dividing the result by the conversion price of $2.6178 per share or, in case an adjustment of such price has taken place after April 6, 2000

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pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price") or
(c) in the case of Series C Convertible Preferred Stock, by (i) multiplying the number of shares of Series C Convertible Preferred Stock to be converted by $13.53 and (ii) dividing the result by the conversion price of $13.53 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          6B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price, as the case may be, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          6C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Series Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the shares of Series Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would,

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except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price, as the case may be (the "Applicable Conversion Price"), in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale PROVIDED THAT, for the purpose of this Subsection 6D, all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding.

     For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

          6D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of

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     granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible
     Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          6D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and
     (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall be made by reason of such issue or sale.

          6D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination of any such Option or any

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     such right to convert or exchange such Convertible Securities, the Series A
     Conversion Price, Series B Conversion Price and/or Series C Conversion
     Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price, Series B Conversion or Series C Conversion Price, as the case may be, which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          6D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          6D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          6D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

         6E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price in the case of the issuance, from and after the date of filing of these terms of the Series Preferred Stock, of shares of Common Stock issued or issuable to employees or directors of, or consultants or advisors to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Corporation. Notwithstanding the foregoing, the Corporation shall not increase the number of shares of Common Stock reserved for issuance pursuant to any plan or arrangement approved by the Board of Directors and as in effect on the date hereof, without the approval of a majority of the members of the Board of Directors who are not employees of the Corporation.

         6F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

         6G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         6H. FAILURE TO REDEEM. If the Corporation fails, for any reason or for no reason, to redeem on any Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and conditions of paragraph 7, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, then in effect shall be immediately reduced by an amount equal to 8% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be further reduced on the 90th day following the Redemption Date and at the end of each 90-day period thereafter by an amount equal to 8% of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to each such reduction.

          6I. NOTICE OF ADJUSTMENT. Upon any adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as applicable, at the address of such holder as shown on the books of the Corporation, which notice shall state the conversion price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6J. OTHER NOTICES. In case at any time:

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          6K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series Preferred Stock as herein provided, such number of shares of Common

Stock as shall then be issuable upon the conversion of all outstanding shares of Series Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Charter.

          6L. NO REISSUANCE OF SERIES PREFERRED STOCK. Shares of Series Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          6M. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Preferred Stock which is being converted.

          6N. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Preferred Stock in any manner which interferes with the timely conversion of such Series Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6O. DEFINITION OF COMMON STOCK. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6P. MANDATORY CONVERSION. At any time the Corporation shall effect an underwritten public offering of shares of Common Stock which is listed on a national exchange or quoted on the NASDAQ National Market System in which (i) the aggregate price paid for such shares by the public shall be at least $50,000,000 and (ii) the price paid by the public for such shares shall be at least $27.06 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. In addition, effective on the fifth day after receipt by the Secretary of the Corporation of written election of conversion by (i) the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, all shares of Series A Convertible Preferred Stock shall automatically convert; (ii) the holders of at least two-thirds of the then outstanding shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock shall automatically convert; or (iii) the holders of at least two-thirds of the then outstanding shares of Series C Convertible Stock, all shares of Series C Convertible Preferred Stock shall automatically convert. Holders of shares of Series Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Series Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

     7. REDEMPTION. The shares of Series Preferred Stock shall be redeemed as follows:

         7A. MANDATORY REDEMPTION. On August 18, 2006, and on each of the next two anniversaries thereafter (the "Redemption Dates", and each a "Redemption Date"), the Corporation shall redeem any outstanding shares of Series Preferred Stock according to the percentages listed below:

                              Percentage of Shares of
                              Series Preferred Stock then
Date of Redemption            Outstanding to be Redeemed
------------------            ----------------------------

August 18, 2006               33-1/3% of all the shares of each series of Series
                              Preferred Stock Outstanding on August 18, 2006

August 18, 2007               50% of all the shares of each series of Series
                              Preferred Stock outstanding on August 18, 2007

August 18, 2008               100% of all the shares of each series of Series
                              Preferred Stock outstanding on August 18, 2008


         7B. REDEMPTION PRICE AND PAYMENT. The shares of Series Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the Original Issue Price per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared), and any other dividends declared but unpaid thereon, computed to such Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

         7C. REDEMPTION MECHANICS. At least 10 but not more than 40 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of each series of Series Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

         7D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Series Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series Preferred Stock.

     8. AMENDMENTS. Except as provided in paragraph 5C, no provision of these terms of the Series Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series Preferred Stock, voting together as a single class.

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

     1. Election of directors need not be by written ballot.

     2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SIXTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SEVENTH.

     1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the

Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned President of Quantum Bridge Communications, Inc., has hereunto set his hand on this 10th day of April, 2000 and affirms under penalties of perjury the statements contained herein as true.




                                              /s/ Anthony Zona
                                              ----------------------------------
                                              Anthony Zona

                            CERTIFICATE OF AMENDMENT
                                  OF THE SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       QUANTUM BRIDGE COMMUNICATIONS, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

                            ------------------------

     Quantum Bridge Communications, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation, by written action in lieu of a meeting, duly adopted a resolution, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That the first paragraph of Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be inserted in lieu thereof:

               FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 84,000,000 shares, consisting of (i) 66,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii)18,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). Of the 18,000,000 shares of authorized Preferred Stock, 6,250,000 shares shall be designated and known as "Series A Convertible Preferred Stock", 3,056,000 shares shall be designated and known as "Series B Convertible Preferred Stock" and 7,579,449 shares shall be designated and know as "Series C Convertible Preferred Stock."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on September 5, 2000.


                                    Quantum Bridge Communications, Inc.


                                    By: /s/ Anthony Zona
                                       --------------------------------
                                       Anthony Zona
                                       President

                            CERTIFICATE OF AMENDMENT
                                  OF THE SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       QUANTUM BRIDGE COMMUNICATIONS, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

                            ------------------------

     Quantum Bridge Communications, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation, by written action in lieu of a meeting, duly adopted a resolution, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That the first paragraph of Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be inserted in lieu thereof:

               FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 85,500,000 shares, consisting of (i) 67,500,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii)18,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). Of the 18,000,000 shares of authorized Preferred Stock, 6,250,000 shares shall be designated and known as "Series A Convertible Preferred Stock", 3,056,000 shares shall be designated and known as "Series B Convertible Preferred Stock" and 7,579,449 shares shall be designated and know as "Series C Convertible Preferred Stock."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on September 20, 2000.


                                      Quantum Bridge Communications, Inc.


                                       By: /s/ Anthony Zona
                                          ------------------------------
                                          Anthony Zona
                                          President




                                      -2-